[AIM LOGO APPEARS HERE]
--Servicemark--
11 Greenway Plaza, Suite 100
Houston, TX 77046-1173
713-626-1919


A I M Advisors, Inc.


   April 29, 2004


   Board of Trustees
   AIM Growth Series
   11 Greenway Plaza, Suite 100
   Houston, Texas   77046-1173

   Re:   Initial Capital Investment In New Portfolios Of
         AIM Growth Series (The "Fund")

   Ladies and Gentlemen:

   We are purchasing shares of the Fund for the purpose of providing initial investment for three new investment portfolios of the Fund. The purpose of this letter is to set out our understanding of the conditions of and our promises and representations concerning this investment.

   We hereby agree to purchase shares equal to the following dollar amount for the portfolio:

                  FUND                                            AMOUNT                  DATE
                  ----                                            ------                  ----
AIM Aggressive Allocation Fund - Class A Shares                   $10.00             April 29, 2004
AIM Aggressive Allocation Fund - Class B Shares                   $10.00             April 29, 2004
AIM Aggressive Allocation Fund - Class C Shares                   $10.00             April 29, 2004
AIM Aggressive Allocation Fund - Class R Shares                   $10.00             April 29, 2004
AIM Aggressive Allocation Fund - Institutional Class Shares       $10.00             April 29, 2004

AIM Conservative Allocation Fund - Class A Shares                 $10.00             April 29, 2004
AIM Conservative Allocation Fund - Class B Shares                 $10.00             April 29, 2004
AIM Conservative Allocation Fund - Class C Shares                 $10.00             April 29, 2004
AIM Conservative Allocation Fund - Class R Shares                 $10.00             April 29, 2004
AIM Conservative Allocation Fund - Institutional Class Shares     $10.00             April 29, 2004

AIM Moderate Allocation Fund - Class A Shares                     $10.00             April 29, 2004
AIM Moderate Allocation Fund - Class B Shares                     $10.00             April 29, 2004
AIM Moderate Allocation Fund - Class C Shares                     $10.00             April 29, 2004
AIM Moderate Allocation Fund - Class R Shares                     $10.00             April 29, 2004
AIM Moderate Allocation Fund - Institutional Class Shares         $10.00             April 29, 2004

April 29, 2004
Page 2

                  FUND                                             AMOUNT                  DATE
                  ----                                             ------                  ----
AIM Aggressive Allocation Fund - Class A Shares                   $100,000            April 30, 2004
AIM Aggressive Allocation Fund - Class B Shares                   $100,000            April 30, 2004
AIM Aggressive Allocation Fund - Class C Shares                   $100,000            April 30, 2004
AIM Aggressive Allocation Fund - Class R Shares                   $100,000            April 30, 2004
AIM Aggressive Allocation Fund - Institutional Class Shares       $100,000            April 30, 2004

AIM Conservative Allocation Fund - Class A Shares                 $100,000            April 30, 2004
AIM Conservative Allocation Fund - Class B Shares                 $100,000            April 30, 2004
AIM Conservative Allocation Fund - Class C Shares                 $100,000            April 30, 2004
AIM Conservative Allocation Fund - Class R Shares                 $100,000            April 30, 2004
AIM Conservative Allocation Fund - Institutional Class Shares     $100,000            April 30, 2004

AIM Moderate Allocation Fund - Class A Shares                     $100,000            April 30, 2004
AIM Moderate Allocation Fund - Class B Shares                     $100,000            April 30, 2004
AIM Moderate Allocation Fund - Class C Shares                     $100,000            April 30, 2004
AIM Moderate Allocation Fund - Class R Shares                     $100,000            April 30, 2004
AIM Moderate Allocation Fund - Institutional Class Shares         $100,000            April 30, 2004

   We understand that the initial net asset value per share for each portfolio named above will be $10.00.

   We hereby represent that we are purchasing these shares solely for our own account and solely for investment purposes without any intent of distributing or reselling said shares. We further represent that disposition of said shares will only be by direct redemption to or repurchase by the Fund.

   We further agree to provide the Fund with at least three days' advance written notice of any intended redemption and agree that we will work with the Fund with respect to the amount of such redemption so as not to place a burden on the Fund and to facilitate normal portfolio management of the Fund.

   Sincerely yours,

   A I M ADVISORS, INC.

   /s/ MARK H. WILLIAMSON
   ----------------------
   Mark H. Williamson
   President

   cc:  Mark Gregson
        David Hessel
        Gary Trappe


A Member of the AMVESCAP Group